CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-279777 on Form S-6 of our report dated July 16, 2024, relating to the financial statement of FT 11593, comprising S&P Dividend Aristocrats Buy-Write Portfolio, Series 36, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 16, 2024